CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated November 10, 1996 accompanying the financial statements of Travis Industries, Inc. incorporated by reference in the Registration Statement Form S-8. We consent to the use of the aforementioned report in the Registration Statement.


                         /s/ Schumacher & Associates, Inc.
                         12835 East Arapahoe Road
                         Tower II, Suite 110-B
                         Englewood, CO 80112

February 21, 1997